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                                                                  EXHIBIT 10.23


                              PAGING NETWORK, INC.
                      STOCK OPTION AGREEMENT FOR DIRECTORS


         THIS AGREEMENT is entered into by and between Paging Network, Inc., a Delaware corporation (hereinafter the "Company") and _______________ (hereinafter the "Optionee"), who is a non-employee Director of the Company.

         WHEREAS, the Company adopted the Paging Network, Inc. 1992 Stock Option Plan for Directors, as subsequently amended and restated (the "Plan"), in order, among other things, to advance the interests of the Company by providing an opportunity for non-employee Directors of the Company to purchase shares of $.01 par value common stock (the "Common Stock") of the Company; and

         WHEREAS, the Optionee is a Director of the Company, and the Company desires to grant a stock option to the Optionee;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. GRANT OF OPTION. The Company hereby grants to the Optionee the option to purchase from the Company, upon the terms and conditions herein, 45,000 shares of the Common Stock of the Company at a purchase price per share of $ _____. The date of grant of this option is ________, which is hereinafter referred to as the "Option Date".

2. TERM OF OPTION; EXERCISABILITY. The option will become vested and exercisable in accordance with the vesting schedule set forth below, so long as the optionee continues to be a Director of the Company.


          NUMBER OF OPTION SHARES                 DATE VESTED
          -----------------------                 -----------
                    9,000
                                               ------------------
                    9,000
                                               ------------------
                    9,000
                                               ------------------
                    9,000
                                               ------------------
                    9,000
                                               ------------------

         To the extent vested, the option will be immediately exercisable in full or in part and will remain exercisable until it expires on the tenth (10th) anniversary of the Option Date, unless the option is sooner terminated as hereinafter provided; provided, however, that if the grant of this option is made possible only by the adoption of this Plan or any amendment thereof that is subject to shareholder approval, the option will not be exercisable before such approval is obtained and the option will be null and void if such approval is not obtained within the time prescribed therefor.

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3.       OTHER CONDITIONS AND LIMITATIONS.

         (a) The Company will furnish upon request of the Optionee copies of such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with the exercise of this option.

         (b) The option will not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the option will be exercisable during the Optionee's lifetime only by the Optionee (or the Optionee's guardian or legal representative).

4. EXERCISE OF OPTION. Written notice of the exercise of the option or any portion thereof will be given to the Company's Treasurer (or any other officer of the Company who is designated by the Company to accept such notices on its behalf), specifying the number of shares for which it is exercised.

5. WITHHOLDING. The Optionee hereby agrees that the exercise of the option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state or local law on account of such exercise.

6. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATION; OTHER EVENTS. Appropriate adjustments will be made in the number, kind, and option price of shares covered by this option, to the extent it is outstanding, to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date. The option will become immediately exercisable in full, to the extent not then exercised, upon the occurrence of certain events which constitute a "change in control" as defined in, and in accordance with the terms of, the Plan.

7. TERMINATION OF OPTION. In the event that the Optionee ceases for any reason to be a Director of the Company at any time prior to exercise of this option in full, this option will terminate in accordance with the following provisions:

(i) if the optionee ceases to be a Director of the Company for any reason other than disability or death, he may, at any time prior to the ninetieth day after he ceased to be a Director, exercise the option to the extent that the option was exercisable by him on the date on which he ceased to be a Director of the Company;

(ii) if the optionee ceases to be a Director of the Company because of disability within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended, he may, at any time within a period of one (1) year after such termination, exercise the option to the extent that the option was exercisable by him on the date he ceased to be a Director of the Company; and



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(iii)           if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred by will or the laws of descent and distribution may at any time within a period of one (1) year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

         provided, however, that this option may not be exercised to any extent by anyone after the date of expiration of the option under Paragraph 2, and provided, further, that this option may not be exercised to the extent not vested under Paragraph 2 at any time after the optionee ceases to be a Director of the Company.

8. MISCELLANEOUS. The Optionee will not have any rights as a stockholder or any claim to dividends with respect to the shares subject to the option until the exercise of the option and the payment in full of the purchase price for such shares. Nothing herein contained will impose any obligation on the Company or any parent or subsidiary of the Company or the Optionee with respect to the Optionee's continued performance as a Director of the Company. Nothing herein contained will impose any obligation upon the Optionee to exercise the option.

9. RELATIONSHIP TO THE PLAN. The option contained in this agreement is non-qualified and has been granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan. The Optionee hereby accepts this option subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board or the Compensation and Management Development Committee of the Board will be final, binding and conclusive upon the Optionee and his heirs.

10. GOVERNING LAW. This agreement will be subject to and construed in accordance with the law of the State of Delaware.

IN WITNESS WHEREOF, the Company and the Optionee have executed this agreement in duplicate as of the Option Date, as specified above.


PAGING NETWORK, INC.                                 OPTIONEE


By
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